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                                                                    Exhibit 3.12

                         CERTIFICATE OF INCORPORATION

                                      OF

                       BERMANS THE LEATHER EXPERTS INC.


     1.  The name of the corporation is:
                        Bermans The Leather Experts Inc.

     2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, all of which are Common Stock with a par value of $0.01.

     5.  The name and mailing address of the incorporator is

               Robert J. Palme
               Latham & Watkins
               885 Third Avenue
               New York, New York  10022

     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

     7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for
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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of January, 1987.


                                   /s/ Robert J. Palme
                                   ---------------------------------------------
                                   Robert J. Palme
                                   Incorporator
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                      CERTIFICATE OF OWNERSHIP AND MERGER
                      -----------------------------------


                                      of


                         BERMANS SPECIALTY STORES INC.
                           (a Delaware corporation)


                                     into


                       BERMANS THE LEATHER EXPERTS INC.
                           (a Delaware corporation)

     It is hereby certified that:

     1. Bermans Specialty Stores Inc. (hereinafter called the "corporation") is a corporation of the State of Delaware.

     2. The corporation, as owner of all of the outstanding shares of all classes of stock of Bermans The Leather Experts Inc., hereby merges itself into Bermans The Leather Experts Inc., a corporation of the State of Delaware.

     3. The following is a copy of the resolutions adopted on the 10th day of July, 1989, by the Board of Directors of the corporation to merge the corporation into Bermans The Leather Experts Inc.:

          RESOLVED that this corporation be reincorporated in the State of Delaware by merging itself into Bermans The Leather Experts Inc. pursuant to the laws of the State of Delaware as hereinafter provided, so that the separate existence of this corporation shall cease as soon as the merger shall become effective, and thereupon this corporation and Bermans The Leather Experts Inc. will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

          RESOLVED that the terms and conditions of the proposed merger are as follows:

          (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this corporation shall become vested in and be held by Bermans The Leather Experts Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and Bermans The Leather Experts Inc. shall assume all of the obligations of this corporation.

          (b) No pro rata issuance of the shares of stock of Bermans The Leather Experts Inc. which are owned by this corporation immediately prior to the
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     effective time of the merger shall be made, and such shares shall be surrendered and extinguished.

          (c) Each share of common stock, $0.01 par value, of this corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of common stock, $0.01 par value, of Bermans The Leather Experts Inc., and, from and after the effective time of the merger, the holders of all said issued and outstanding shares of common stock of this corporation shall automatically be and become holders of shares of Bermans The Leather Experts Inc. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

          (d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to Bermans The Leather Experts Inc. at its office in Minnesota and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common stock of Bermans The Leather Experts Inc. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of Bermans The Leather Experts Inc.

          (e) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of Bermans The Leather Experts Inc. shall be the Certificate of Incorporation and the By-Laws of Bermans The Leather Experts Inc. as in effect immediately prior to such effective time.

          (f) The members of the Board of Directors and officers of Bermans The Leather Experts Inc. shall be the members of the Board of Directors and the corresponding officers of Bermans The Leather Experts Inc. immediately before the effective time of the merger.

          (g) From and after the effective time of the merger, the assets and liabilities of this corporation and of Bermans The Leather Experts Inc. shall be entered on the books of Bermans The Leather Experts Inc. at the amounts at which they shall be carried at such time on the respective books of this corporation and of Bermans The Leather Experts Inc., subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of Bermans The Leather Experts Inc., in accordance with generally accepted accounting principles, the capital and surplus of Bermans The Leather Experts Inc. shall be equal to the capital and surplus of this corporation and of Bermans The Leather Experts Inc.
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          RESOLVED that these resolutions to merge be submitted to the stockholders entitled to vote of this corporation at a meeting to be called and held after twenty days' notice of the time, place, and purpose thereof mailed to each holder of the outstanding shares of stock entitled to vote of this corporation at his address as it appears on the records of this corporation or pursuant to a written waiver of such notice signed by all of the persons entitled thereto, unless the holders of all of the outstanding shares of stock entitled to vote of this corporation shall dispense with the holding of a meeting and shall act in writing without a meeting; and, in the event that the holders of at least a majority of the outstanding stock entitled to vote of this corporation shall vote for the approval of the merger at a meeting, or, in the event that the holders of all of the outstanding stock entitled to vote of this corporation shall dispense with a meeting and shall consent in writing signed by them for the approval of the proposed merger, the proposed merger shall be deemed to be approved.

          RESOLVED that, the proper officers of this corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Bermans The Leather Experts Inc. and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the State of Delaware and in any other appropriate jurisdiction, necessary or proper to effect this merger.

     4. The proposed merger therein certified has been approved in writing by the holders of all of the outstanding stock entitled to vote of the corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     Signed and attested to on July 11, 1989.


                                        /s/ David L. Rogers
                                        ----------------------------------------
                                        Executive Vice President of Bermans
                                        Specialty Stores Inc.

__________________________
Secretary of Bermans
Specialty Stores Inc.
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                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                 *  *  *  *  *

     Bermans The Leather Experts Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Bermans The Leather Experts Inc. adopted the following resolution on the 11 day of November, 1996.

     Resolved, that the registered office of Bermans The Leather Experts Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Bermans The Leather Experts Inc. has caused this statement to be signed by Nicole Johnson, its Vice President, and attested by Kristen Tirrell, its Assistant Secretary this 12 day of February, 1997.


                                   By /s/ Nicole Johnson
                                      ------------------------------------------
                                      Nicole Johnson
ATTEST:

By  /s/ Kristen Tirrell
   -------------------------
   Kristen Tirrell